UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2012

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1525 Pointer Ridge Place
	Bowie, Maryland	20716
	(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2544

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 8-Other Events

Item 8.01 Other Events.

As we have previously announced, Old Line Bancshares, Inc. (the “Registrant”) entered into an agreement and plan of merger with WSB Holdings, Inc. (“WSB”) on September 10, 2012.  On October 24, 2012, the Registrant was served with a complaint filed on September 27, 2012, by Rosalie Jones, both individually and on behalf of a putative class of WSB’s stockholders, in the Circuit Court for Prince George’s County, Maryland, against WSB and its directors and the Registrant.  The complaint seeks to enjoin the proposed merger and alleges, among other things, that the members of WSB’s board of directors breached their fiduciary duties by agreeing to sell WSB for inadequate and unfair consideration and pursuant to an unfair process.  The complaint also alleges that that the directors agreed to provisions in the merger agreement that constitute “onerous and preclusive deal protection devices,” and that certain officers and directors of WSB will receive personal benefits from the merger not shared in by other WSB stockholders.  The complaint further alleges that WSB and the Registrant aided and abetted such alleged breaches.

The Registrant has not yet responded to the complaint, but intends to vigorously defend this lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: October 26, 2012	By: /s/Christine M. Rush
Christine M. Rush, Chief Financial Officer